EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: September 20, 2022

CITICORP NORTH AMERICA, INC

By:	/s/ Joseph Wollard
	Name:	Joseph Wollard
	Title:	Vice President and Secretary

CITICORP BANKING CORPORATION

By:	/s/ Michael Humes
	Name:	Michael Humes
	Title:	Senior Vice President

CITIGROUP INC.

By:	/s/ Ronny Ostrow
	Name:	Ronny Ostrow
	Title:	Assistant Secretary